UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 29, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2020, DPW Holdings, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Agreement”) with an institutional investor (the “Investor”). Pursuant to the Agreement, the Company agreed to exchange a 12% secured promissory note (the “Original Note”) in the original principal face amount of approximately $236,000 issued to the Investor in January of 2020 for a new note of like tenor due and payable on June 30, 2020 (the “Exchanged Note”) that would become convertible into common stock of the Company (the “Common Stock”) should the Company be in default under the terms of the Exchanged Note. In addition, pursuant to the Agreement, the Company issued to the Investor a note due and payable on November 28, 2020 in the principal face amount of $200,000 that becomes convertible into Common Stock commencing June 30, 2020 (the “Convertible Note” and with the Exchanged Note, the “Notes”) with an original issue discount of twenty percent (20%). In conjunction with the issuance of the Convertible Note, the Company also issued to the Investor a warrant (the “Warrant”) to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $1.07, which is the closing price of the Common Stock on May 28, 2020. Each of the conversion of the Notes and the exercise of Warrant is subject to approval of the NYSE American (the “Exchange Approval”).

Description of the Exchanged Note

The principal amount of the Exchanged Note, plus any accrued and unpaid interest at a rate of 12% per annum, shall be due and payable on June 30, 2020. Provided that Exchange Approval has been obtained, then upon the occurrence of an event of default, all sums due under the Exchanged Note may at the option of the Investor be convertible into shares of Common Stock (the “Conversion Shares”) at the VWAP for the five prior trading days measured as of the time the Investor gives notice of its election to make the Exchange Note convertible. In no event shall the conversion price be lower than $0.30.

The Exchanged Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. After the occurrence of any Event of Default that results in the eventual acceleration of the Exchanged Note, the interest rate thereon shall accrue at an additional interest rate equal to the lesser of one and one-half percent (1.5%) per month (eighteen percent (18.0%) per annum) or the maximum rate permitted under applicable law.

Pursuant to the Exchanged Note, upon receipt of the notice of default, the Company shall file a registration statement on Form S-3, if eligible, or on Form S-1, and the Investor shall have the right to include the Conversion Shares as part of such registration statement.

Description of the Convertible Note

The Convertible Note has a principal face amount of $200,000 with an original issue discount of twenty percent (20%) and a maturity date of November 28, 2020 (the “Maturity Date”), subject to two extensions as set forth in the Convertible Note. Interest shall accrue upon each extension. Beginning June 30, 2020, the Convertible Note shall be convertible into such number of shares of Common Stock issuable determined by dividing the amount due under the Convertible Note by greater of: (x) 80% of the VWAP for the five trading days prior to the date of the conversion notice and (y) $0.30 (subject to adjustments), (the “Conversion Price”). The Convertible Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Convertible Note, failure to comply with certain covenants contained in the Convertible Note, or bankruptcy or insolvency of the Company.

After the occurrence of any Event of Default (as defined in the Convertible Note) that results in the eventual acceleration of the Convertible Note and the payment of (i) 120% of the aggregate of outstanding principal amount of the Convertible Note and the accrued and unpaid interest thereon (the “Outstanding Amount”) for an Event of Default occurring during the first 18 months of the Convertible Note and (ii) 140% of the Outstanding Amount thereafter.

Description of the Warrant

The Warrant entitles the Investor to purchase 400,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.07 per share for a period of five years, subject to certain beneficial ownership limitations. The Warrant is immediately exercisable once the Company obtains approval thereof by the NYSE American. The exercise price is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. Notwithstanding anything therein to the contrary, if within six months from the date of the Warrant, there is no effective registration statement covering the resale of the Warrant Shares, then the Warrant may be exercised via cashless exercise at the option of the Investor.

The foregoing descriptions of the Agreement, the Exchanged Note, the Convertible Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The securities described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure.

On May 29, 2020, the Company issued a press release announcing that it has entered into the Agreement with the Investor, which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Secured Promissory Note
4.2	Form of Original Issue Discount Convertible Promissory Note
4.3	Form of Warrant
10.1	Form of Securities Purchase and Exchange Agreement
99.1	Press Release issued by DPW Holdings, Inc., on May 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: May 29, 2020	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer